                                                                  Exhibit 99.B6a

                                   AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      AMERICAN NATIONAL INSURANCE COMPANY

     Pursuant to the applicable provision of the Texas Business Corporation Act and the Texas Insurance Code, American National Insurance Company adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is AMERICAN NATIONAL INSURANCE COMPANY.

                                  ARTICLE TWO

     A new Article, to be numbered ARTICLE X of the Restated Articles of Incorporation, was adopted by the shareholders of the corporation on April 29, 1988. The full text of the new ARTICLE X being added to the Restated Articles of Incorporation reads as follows:

                                   "ARTICLE X

     "A director of the Company shall not abe personally liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability:

          "(i) for any breach of director's duty of loyalty to the Company or its shareholders,

          "(ii) for acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of the laws,

          "(iii) for any transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office,

          "(iv) for any act or omission for which the liability of a director is expressly provided for by statute, or

          "(v) for an act related to an unlawful stock repurchase or payment of a dividend."

                                 ARTICLE THREE

     The number of shares of the corporation outstanding at the time of such adoption was 28,267,340; and the number of shares entitled to vote thereon was 28,267,340.

                                  ARTICLE FOUR

     The number of shares voted for such amendment was 21,471,433; and the number of shares voted against such amendment was 89,944.

     DATED:  May 27, 1988.


                              AMERICAN NATIONAL INSURANCE COMPANY



                              By: Orson C Clay
                                  _____________________
                                  Orson C. Clay
                                  President



                              By: Jean N. Bell
                                  ---------------------
                                  Jean N. Bell
                                  Assistant Secretary


THE STATE OF TEXAS            (S)
                              (S)
COUNTY OF GALVESTON           (S)

     I, Cheri Brown, a Notary Public, do hereby certify that on the 27th day of May, 1988, personally appeared before me ORSON C CLAY, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared to me that he is President of the corporation and that he executed the foregoing document in the capacity therein stated, and he declared that the statements therein contained are true and correct.

     IN WITNESS WHEREOF I have hereunto set my hand and seal of office this 27th day of May, 1988.

                                    Cheri Brown
                                    -------------------------
                                    Notary Public in and for
                                    The State of Texas

                                    Cheri Brown
                                    Printed or Typed Name of Notary

                                    My commission expires:  2-21-89

                       RESTATED ARTICLES OF INCORPORATION
                               (with Amendments)
                                       OF
                      AMERICAN NATIONAL INSURANCE COMPANY

     1. American National Insurance Company (the "Corporation") hereby restates and amends its previously filed Restated Articles of Incorporation, restating the entire text of its Restated Articles of Incorporation, and amending such Restated Articles of Incorporation as set forth herein (such Restated and amended Restated Articles of Incorporation, all prior amendments, and the amendments effected hereby being called the "Restated Articles").

     2. These Restated Articles accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Restated Articles, and contain no other changes of a substantive nature in any provision thereof, except for the following:

     (a) Article VI of the previously filed Restated Articles of Incorporation is hereby amended by these Restated Articles to decrease and reclassify the authorized capital stock of the Corporation from 62,000,000 common shares (such 62,000,000 common shares being previously classified into 50,000,000 shares of Class A Common Stock with a par value of $1 per share and 12,000,000 shares of nonvoting Class B Common Stock with a par value of $1 per share) to 50,000,000 shares of voting common stock having a par value of $1 per share (of which at least 50% has been fully subscribed and fully paid for), and deleting all of the previously authorized 12,000,000 shares of nonvoting Class B Common Stock (none of which has been issued), as more fully described in such
         Article VI.

     (b) The amendment made by these Restated Articles has been effected in conformity with the applicable provisions of the Texas Business Corporation Act and the Texas Insurance Code.

     3. These Restated Articles were duly adopted by the shareholders of the Corporation at a special stockholder's meeting held on January 3, 1979.

     4. The number of shares of the Corporation outstanding and entitled to vote on these Restated Articles was 32,793,416; the number of such shares voted FOR and the number of such shares voted AGAINST such Restated Articles was as follows:


                                   Percentage           Percent of Total
   FOR                  AGAINST   for Adoption         Outstanding Shares
   ---                  -------   ------------         ------------------
32,793,416                -0-        100%                     100%

     5. The previously filed Restated Articles of Incorporation, are hereby superseded in their entirety by the following Restated Articles:

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      AMERICAN NATIONAL INSURANCE COMPANY


                                   ARTICLE I

     The name of the Corporation is AMERICAN NATIONAL INSURANCE COMPANY.

                                   ARTICLE II

     The names of the initial incorporators, all of Galveston, Texas, are shown below:

               W.L. Moody, Jr.
               I.H. Kempner
               M.O. Kopperl

                                  ARTICLE III

     The location of the Home Office of the Corporation shall be Galveston, Galveston County, Texas.

                                   ARTICLE IV

     The purpose for which the Corporation is formed is to transact the following types of insurance business:

     A. Life insurance business, involving the payment of money or other thing of value, conditioned on the continuance or cessation of human life, or involving an insurance, guaranty, contract or pledge for the payment of endowments or annuities.

     B. Accident insurance business, involving the payment of money or other thing of value, conditioned upon the injury, disablement or death of persons resulting from general accident or from traveling by land, air, or water.

     C. Health insurance business, involving the payment of any amount of money, or other thing of value, conditioned upon loss by reason of disability caused by sickness or ill health.

     D. Legal services insurance, involving the issuance of legal services contracts on individual, group, or franchise bases.

                                   ARTICLE V

     The period of duration of the Corporation is five hundred (500) years.

                                   ARTICLE VI

     The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of voting common stock with a par value of $1 each.

                                  ARTICLE VII

     32,793,416 shares of common stock of the Corporation having full voting rights have been fully subscribed, are fully paid for and are presently outstanding. All of such outstanding shares are hereby designated and shall continue to constitute shares of the voting common stock of the Corporation.

                                  ARTICLE VIII

     No holder of any of the voting common stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as a matter of right to purchase or subscribe for (1) any unissued shares of stock of any class, or (2) any additional shares of any class, common or preferred, authorized to be issued, or (3) any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by such Board of Directors in the exercise of its discretion.

                                   ARTICLE IX

     At each election for Directors every holder of voting common stock entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election the stockholder has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of Directors.

     DATED   1/3/79

                              AMERICAN NATIONAL INSURANCE COMPANY

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

                              By: Orson C Clay
                                  --------------------------------
                                  Orson C Clay, President


                                  C.D. Thompson
                                  --------------------------------
                                  C. D. Thompson, Secretary


THE STATE OF TEXAS            (S)
                              (S)
COUNTY OF GALVESTON           (S)

     I, Mildred Jones, a Notary Public, do hereby certify that on this 3rd day of January, 1979, personally appeared before me ORSON C. CLAY, who declared he is the President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he had signed the foregoing document in the capacity therein set forth, and declared that the statements therein contained are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this day and year before written.

                               Mildred Jones
                               ----------------------------
                               Notary Public in and for
                               Galveston County, Texas

My Commission Expires:
November 30, 1980

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